As filed with the Securities and Exchange Commission on November 6, 2003

                                                       Registration No. 33-14050
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        LVMH MOET HENNESSY LOUIS VUITTON
             (Exact name of Registrant as specified in its charter)

               France                                Not Applicable
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                Identification Number)

                              22, avenue Montaigne
                               75008 Paris, France
                                 33-1-4413-2222
              (Address of Registrant's principal executive offices)

                            ------------------------

                       OPAL - Worldwide Stock Option Plan
                            (Full title of the plan)

                            ------------------------

                     LVMH Moet Hennessy Louis Vuitton, Inc.
                               19 East 57th Street
                               New York, NY 10022
                                 (212) 931-2700
            (Name, address and telephone number of agent for service)

                            ------------------------

                                   Copies to:

                               Russell H. Pollack
                        Cleary Gottlieb Steen & Hamilton
                             41, avenue de Friedland
                               75008 Paris, France
                                 33-1-4074-6800

================================================================================

                       DEREGISTRATION OF UNSOLD SECURITIES

         This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 33-14050) (the "Registration Statement") of LVMH Moet Hennessy Louis Vuitton (the "Company") pertaining to 250,000 shares of the Company's common stock, par value 0.30 euros per share (the "Shares"), which was filed with the Securities and Exchange Commission and became effective on October 26, 2001. Effective September 10, 2003, the Company amended the terms of the OPAL - Worldwide Stock Option Plan (the "Plan") to provide that no Shares may be offered or sold to U.S. Persons (as defined in Regulation S under the Securities Act of 1933, as amended) under the Plan and that U.S. Persons who are beneficiaries of the Plan will, upon exercise of their options, receive only an amount of cash equal to the difference between the nominal exercise price of an option and the closing market price of a Share on Euronext Paris on the date of notice of exercise. No payment or other consideration will be required from U.S. Persons upon exercise. Any offers or sales of Shares under the Plan will be made exclusively outside the United States in reliance on and in accordance with Regulation S and will not be made pursuant to the Registration Statement. All Plan beneficiaries received their options in May 2001 automatically as a result of their employment, without any decision or payment on their part.

         As a result of the amendment of the Plan, the offering pursuant to the Registration Statement has been terminated. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares which remain unsold at the termination of the offering, the Company hereby removes from registration the Shares that were registered but unsold under the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on October 31, 2003.



                         LVMH MOET HENNESSY LOUIS VUITTON



                         /s/ Patrick Houel
                         ---------------------------
                         Patrick HOUEL
                         Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date(s) indicated.

           Signature                                 Title                                     Date
----------------------------------       -----------------------------------          -----------------------
/s/ Bernard Arnault                      Chairman & Chief Executive Officer           October 31, 2003
------------------------------
Bernard Arnault


/s/ Patrick Houel                        Chief Financial Officer                      October 31, 2003
------------------------------
Patrick Houel


/s/ Bernard Rolley                       Controller                                   October 31, 2003
------------------------------
Bernard Rolley


/s/ Antonio Belloni                      Director and Group Managing Director         October 31, 2003
------------------------------
Antonio Belloni


/s/ Patrick Houel                        Director                                     October 31, 2003
------------------------------
Antoine Bernheim

By: Patrick Houel, Attorney-in-fact


                                         Director
------------------------------
Jean Arnault


/s/ Nicolas Bazire                       Director                                     October 31, 2003
------------------------------
Nicolas Bazire


                                         Director
------------------------------
Nicholas Clive Worms


/s/ Michel Francois-Poncet               Director                                     October 31, 2003
------------------------------
Michel Francois-Poncet


/s/ Patrick Houel                        Director                                     October 31, 2003
------------------------------
Albert Frere

By: Patrick Houel, Attorney-in-fact


/s/ Pierre Gode                          Director                                     October 31, 2003
------------------------------
Pierre Gode


/s/ Gilles Hennessy                      Director                                     October 31, 2003
------------------------------
Gilles Hennessy


/s/ Jacques Friedmann                    Director                                     October 31, 2003
------------------------------
Jacques Friedmann


                                         Director
------------------------------
Arnaud Lagardere


                                         Director
------------------------------
Diego Della Valle


                                         Director
------------------------------
Lord Powell of Bayswater


/s/ Delphine Arnault                     Director                                     October 31, 2003
------------------------------
Delphine Arnault


                                         Director
------------------------------
Felix G. Rohatyn

                         AUTHORIZED U.S. REPRESENTATIVE



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below on October 30, 2003 by the duly authorized representative of LVMH Moet Hennessy Louis Vuitton in the United States.









                                           /s/ Bruce G. Ingram
                                           --------------------
                                           Bruce G. Ingram